CANTEL INDUSTRIES, INC.

                        Computation of Earnings per Share

                                   Exhibit 11

                                                    Year Ended July 31,
                                           ----------------------------------
        PRIMARY                                1996        1995        1994
                                           ----------  ----------  ----------

Weighted average number of shares
  outstanding                               3,789,777   3,739,396   3,426,489

Dilutive effect of options and warrants
  using the treasury stock method
  and average market price for the period     518,802           -     418,629
                                           ----------  ----------  ----------

Weighted average number of shares and
  common stock equivalents assuming no
  redemption or conversion of preferred
  stock                                     4,308,579   3,739,396   3,845,118
                                            =========   =========   =========

Income (loss) from continuing operations
  before extraordinary gain and dividends
   on preferred stock                      $  422,000  $ (793,000) $  (61,000)
Dividends on preferred stock                        -           -    (314,000)
                                           ----------  ----------  ----------

Income (loss) from continuing operations
  before extraordinary gain assuming no
  redemption or conversion of preferred
  stock                                       422,000    (793,000)   (375,000)
Discontinued operations                             -           -     562,000
Extraordinary gain on extinguishment of
  debt                                              -           -   1,211,000
                                           ----------  ----------  ----------

Net income (loss) attributable to
  common stock                             $  422,000  $ (793,000) $1,398,000
                                           ==========  =========== ==========

Primary earnings per share assuming
  no conversion or redemption of
  preferred stock:
     Continuing operations                      $0.10      $(0.21)     $(0.10)
     Discontinued operations                        -           -        0.15
     Extraordinary gain on extinguishment
       of debt                                      -           -        0.31
                                                -----      ------      ------
          Net income (loss)                     $0.10      $(0.21)     $ 0.36
                                                =====      ======      ======

                             CANTEL INDUSTRIES, INC.

                        Computation of Earnings per Share

                                   Exhibit 11

                                                   Year Ended July 31,
                                            -------------------------------

       FULLY DILUTED                           1996        1995       1994
                                            ---------   ---------   -------

Weighted average number of shares
  outstanding                               3,789,777   3,739,396   3,426,489

Dilutive effect of options and warrants
  using the treasury stock method
  and the higher of the period-end or
  average market price for the period         518,802           -     462,261
                                            ---------   ---------   ---------

Weighted average number of shares and
  common stock equivalents assuming no
  redemption or conversion of preferred
  stock                                     4,308,579   3,739,396   3,888,750
                                            =========   =========   =========

Income (loss) from continuing operations
  before extraordinary gain and dividends
  on preferred stock                       $  422,000  $ (793,000) $  (61,000)
Dividends on preferred stock                        -           -    (314,000)
                                           ----------  ----------  ----------

Income (loss) from continuing operations
  before extraordinary gain assuming no
  redemption or conversion of preferred
  stock                                       422,000    (793,000)   (375,000)
Discontinued operations                             -           -     562,000
Extraordinary gain on extinguishment of
  debt                                              -           -   1,211,000
                                           ----------   ---------   ---------

Net income (loss) attributable to
  common stock                             $  422,000  $ (793,000) $1,398,000
                                           ==========  ==========  ==========

Fully diluted earnings per share assuming
  no redemption or conversion of
  preferred stock:
     Continuing operations                      $0.10      $(0.21)     $(0.10)
     Discontinued operations                        -           -        0.15
     Extraordinary gain on extinguishment
       of debt                                      -           -        0.31
                                                -----       -----      ------
          Net income (loss)                     $0.10      $(0.21)     $ 0.36
                                                =====      ======      ======